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                                                                       EXHIBIT 5

                        VENABLE, BAETJER AND HOWARD, LLP
                      Including professional corporations
                     1800 Mercantile Bank & Trust Building
                               Two Hopkins Plaza
                        Baltimore, Maryland  21201-2978
                       (410) 244-7400, Fax (410) 244-7742


                                 April 22, 1997


Omega Healthcare Investors, Inc.
905 West Eisenhower Circle, Suite 101
Ann Arbor, MI 48103

                    Re:  Registration Statement on Form S-3
                               (Reg. No. 33-20967)
                         ----------------------------------

Ladies and Gentlemen:


     We have acted as Maryland counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), in connection with its proposed public offering of up to 3,000,000 shares of its _____% Series A Cumulative Preferred Stock, $1.00 par value ("Series A Preferred Stock") pursuant to a Registration Statement filed on Form S-3 (Registration No. 33-20967) ("Registration Statement").

     In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including the Underwriting Agreement, the Articles of Incorporation, as amended, By-laws of the Company and the proposed Articles Supplementary establishing the Series A Preferred Stock. We have assumed without independent verification the


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Omega Healthcare Investors
April 22, 1997
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genuineness of signatures, the authenticity of documents, and the conformity with originals of copies.

     Based on the foregoing, we are of the opinion that the shares of Series A Preferred Stock being sold by the Company, when issued and sold in accordance with the terms of the resolutions to be adopted by the Pricing Committee established by the Board of Directors of the Company and the Underwriting Agreement in substantially the same form provided to us and upon filing with, and acceptance by, the State Department of Assessments and Taxation of Maryland of the duly executed Articles Supplementary establishing the Series A Preferred Stock, will be validly issued, fully paid and non-assessable.

     This letter expresses our opinion with respect to the Maryland General Corporation Law and it does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

     We hereby consent to the use of this opinion as an exhibit to the Form 10-Q, the incorporation by reference of this opinion into the Registration Statement and the reference to our firm under "Legal Matters" in the Prospectus Supplement comprising a part of the Registration Statement.

     By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                           Very truly yours,


                                           VENABLE, BAETJER AND HOWARD, LLP